The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc.  Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof.  Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement.  Such information supersedes the information in all prior collateral term sheets, if any.

	Harborview 2004-10 Pool	Group 4

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Originator:	ortgage Loans	the Cutoff Date	the Cutoff Date
DOWNEY	239	83,437,426.73	47.52
COUNTRYWIDE	226	62,121,758.15	35.38
CENDANT	106	19,618,764.80	11.17
PAUL FINANCIAL	16	4,664,800.00	2.66
MELLON TRUST	7	3,018,500.00	1.72
ELOAN	7	2,722,569.87	1.55
Total	601	175,583,819.55	100.00

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
Servicer:	ortgage Loans	the Cutoff Date	the Cutoff Date
DOWNEY	239	83,437,426.73	47.52
COUNTRYWIDE	226	62,121,758.15	35.38
CENDANT	106	19,618,764.80	11.17
GMAC	23	7,387,369.87	4.21
MELLON	7	3,018,500.00	1.72
Total	601	175,583,819.55	100.00